As filed with the Securities and Exchange Commission on May 13, 2020

Registration No. 333-146251

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

LIONS GATE ENTERTAINMENT CORP.

(Exact name of registrant as specified in its charter)

___________________

British Columbia, Canada	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue

Santa Monica, California 90404
(Address, including zip code, of Principal Executive Offices)

___________________

Employee Incentive Awards

(Full title of the plan)

___________________

Adrian Kuzycz

Executive Vice President and Associate General Counsel

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, California 90404

(877) 848-3866

(Name, address and telephone number, including area code, of agent for service)

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-146251 (the “Registration Statement”) originally filed with the Securities and Exchange Commission on September 21, 2007 which registered the offer and sale of (i) 600,000 of the Registrant’s common shares issuable pursuant to stock options granted by the Registrant to Joseph Drake and Nathan Kahane, (ii) 287,500 of the Registrant’s common shares issuable pursuant restricted stock units granted by the Registrant to Joseph Drake and Nathan Kahane, and (iii) 262,500 of the Registrant’s common shares issuable pursuant a performance unit award granted by the Registrant to Joseph Drake (in each case, without giving effect to any later stock splits or other events affecting the Registrant’s common shares). The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw and remove any unissued and unsold securities issuable by the Registrant pursuant to the Registration Statement.

The Registrant has terminated all offerings of its securities pursuant to the Registration Statement. Accordingly the Registrant hereby terminates the effectiveness of the Registration Statement, and in accordance with an undertaking made by the Registrant in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration all such securities of the Registrant registered under the Registration Statement that remain unsold as of the date this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on May 13, 2020. No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ James W. Barge
James W. Barge
Chief Financial Officer